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                                                                   EXHIBIT 99.10

                                  RATIFICATION

         This RATIFICATION (this "Ratification") dated as of May 9, 2001, is by OCEAN ENERGY, INC., a corporation duly organized and validly existing under the laws of the state of Delaware (the "OEI-Delaware"), in favor of each of the financial institutions that is now or hereafter a party to the Credit Agreement (as defined below) as a "Bank" (individually, a "Bank" and, collectively, the "Banks"), THE CHASE MANHATTAN BANK, as successor by merger to Chase Bank of Texas, National Association, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), BANK OF AMERICA, N.A., successor in interest to Bank of America National Trust and Savings Association, as syndication agent for the Banks (in such capacity, the "Syndication Agent"), BANK ONE, N.A., successor in interest to Bank One, Texas, N.A., as documentation agent for the Banks (in such capacity, the "Documentation Agent"), SOCIETE GENERALE, SOUTHWEST AGENCY, and BANK OF MONTREAL, as managing agents for the Banks (in such capacity, the "Managing Agents"), and THE CHASE MANHATTAN BANK, as auction administrative agent for the Banks (in such capacity, the "Auction Administrative Agent").

                              W I T N E S S E T H:

         A. Ocean Energy, Inc., a Texas corporation (the "OEI-Texas"), the Administrative Agent, the Syndication Agent, the Documentation Agent, the Managing Agents and the Auction Administrative Agent (collectively the "Agents") and the Banks have executed that certain Revolving Credit Agreement dated as of March 31, 1999 (such credit agreement, as amended, the "Credit Agreement").

         B. OEI-Texas has, prior to the date hereof, merged with and into OEI-Delaware pursuant to that certain Agreement and Plan of Merger of Ocean Energy, Inc. (Texas) and Ocean Energy, Inc. (Delaware), such that OEI-Delaware has succeeded by operation of law to all of the liabilities and obligations, and is the owner of all of the assets, of OEI-Texas.

         NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement and (ii) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the OEI-Delaware hereby agrees as follows:

         1. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Ratification, including its preamble and recitals, shall have the meanings provided in the Credit Agreement.

         2. REFERENCES. All references in the Credit Agreement and the other Loan Documents to "Ocean Energy, Inc." or to the "Company" shall be deemed to refer to OEI-Delaware, for itself and as successor-in-interest to OEI-Texas. All references in the Credit Agreement and the


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other Loan Documents to the "Credit Agreement" shall refer to the Credit
Agreement as hereby ratified.

         3. RATIFICATION OF CREDIT AGREEMENT. The terms, conditions and provisions of the Credit Agreement shall be and remain in full force and effect. The OEI-Delaware hereby ratifies and confirms the Credit Agreement.

         4. REPRESENTATIONS AND WARRANTIES. OEI-Delaware hereby represents and warrants as follows:

         a. OEI-Delaware (i) is duly organized and validly existing under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and
                  (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

         b. The execution and delivery by OEI-Delaware of this Ratification, the consummation of the transactions herein contemplated, and the compliance with the terms and provisions hereof will not (i) conflict with or result in a breach of, or require any consent under (A) the Organizational Documents of OEI-Delaware, or (B) any applicable law or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or any material agreement or instrument to which OEI-Delaware is a party or by which it is bound or to which it is subject in each case in such manner as could reasonably be expected to have a Material Adverse Effect; or (ii) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or property of the OEI-Delaware in each case in such manner as could reasonably be expected to have a Material Adverse Effect.

         c. OEI-Delaware has all necessary corporate power and authority to execute and deliver this Ratification and all Loan Documents to which it is a party and has all necessary corporate power and authority to perform its obligations under this Ratification and all Loan Documents to which it is a party or to which OEI-Texas was a party; and the execution, delivery and performance by OEI-Delaware of this Ratification and the Loan Documents to which it is a party or to which OEI-Texas was a party have been duly authorized by all necessary corporate action on its part. This Ratification and the Loan Documents to which OEI-Delaware is a party or to which OEI-Texas was a party constitute the legal, valid and binding obligation of OEI-Delaware, enforceable against OEI-Delaware in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principals of equity.

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         d.       The representations and warranties made and given by
                  OEI-Delaware and OEI-Texas in this Ratification and in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof except such representations and warranties which related solely to such earlier date and OEI-Delaware and OEI-Texas have performed each of the covenants and agreements in this Ratification and the Credit Agreement and the other Loan Documents required to be performed by OEI-Delaware or OEI-Texas as of the date hereof.

         5. GOVERNING LAW. THIS RATIFICATION (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         6. TITLES AND HEADINGS. The titles and headings of the Sections of this Ratification are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Ratification.

         7. CHANGES AND MODIFICATIONS IN WRITING. No provision of this Ratification may be changed or modified except by an instrument in writing signed by the Agents and the Banks.





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         IN WITNESS WHEREOF, the undersigned have executed this Ratification as of the date first set forth above.

                                    OCEAN ENERGY, INC., a Delaware corporation, and successor-by-merger to OEI-Texas


                                    By: /s/ Stephen A. Thorington
                                       -----------------------------------------
                                    Name:   Stephen A. Thorington
                                    Title:  Senior Vice President - Finance,
                                            Treasury & Corporate Development


                                    Address:    1001 Fannin, Suite 1700
                                                Houston, Texas 77002

                                    Attention:  Mr. Stephen A. Thorington


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